               CONTRACT FOR PURCHASE AND SALE OF CERTAIN ASSETS OF
                      ANDREWS ENVIRONMENTAL SERVICES, INC.


         This Agreement dated this 20th day of March, 1997 among and between BONE-DRY ENTERPRISES, INC., a Georgia corporation (the "Buyer"), located at 2139 Summerchase Drive, Woodstock, Georgia and ANDREWS ENVIRONMENTAL SERVICES, INC., a Georgia corporation, located at 2470 Weaver Way, Doraville, Georgia 30340 (the "Seller").


                                    RECITALS

         WHEREAS, the Seller is in the business of commercial and governmental grease extraction, collection and transportation services in Georgia and other states which comprise Seller's current and prospective business ("Seller's Grease Business") more specifically set forth herein;

         WHEREAS, the Seller desires to sell and Buyer desires to purchase certain assets of Seller; and

         WHEREAS, pursuant to the terms and conditions of this Agreement, the Buyer agrees to purchase and the Seller agrees to sell the assets set forth in Exhibits "A", "B", "C" and "D";

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the parties to this Agreement, the parties contract and agree as follows:


                          SECTION 1. PURCHASE AND SALE.

         Pursuant to the terms and conditions of this Agreement. the Seller hereby agrees to sell, convey, transfer and deliver to the Buyer and the Buyer hereby agrees to purchase from the Seller the following assets related to Seller's Grease Business (collectively, the "Assets"):

         (a) All good will, if any, associated with and all of Seller's right, title and interest in current Seller's Grease Business customer accounts, names, lists, telephone and facsimile numbers, correspondence, billing and service records, purchase orders, service agreements and contracts or other rights of the Seller's Grease Business and all rights to and in connection with any activities commonly associated with such services, customer service agreements, and contract rights with customers ("Accounts") as attached to Exhibit "A";

         (b) Certain intellectual property owned by Seller including certain telephone and facsimile numbers, and all software currently used for maintaining records, of Seller's Grease Business as attached to Exhibit "B";



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         (c) Copies of all files, correspondence, purchase orders, records,
(including billing and service records) and related proprietary information and material which is necessary, helpful or related to providing such services (in both hard copy and computer format if available) described above as to Seller's Grease Business as attached to Exhibit "C". All of the Accounts and other rights being purchased, including accounts and other rights of the type described herein shall hereinafter be referred to collectively as the "Accounts".

         (d) Use of Seller's trade name, related trademarks and service marks of ANDREWS ENVIRONMENTAL SERVICES, INC. for a period of three months following Closing, but only as it pertains to the operation of Seller's Grease Business.

         (e) Certain physical assets used by Seller in Seller's Grease Business as more fully described in the attached Bill of Sale.

         (f) All permits, to the extent transferable, issued to Seller and utilized in Seller's Grease Business as described in Exhibit "D" attached.

         Notwithstanding the above, the Assets shall not include any cash, accounts receivable, notes receivable, other receivables, or any other Assets of Seller not specified above.


                           SECTION 2. PURCHASE PRICE.

         The Purchase Price shall be paid as follows:

         (a) Buyer shall pay to Seller, Andrews Environmental Services, Inc., a Purchase Price of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) for the Assets.

         (b) The Purchase Price for all Assets shall be paid as follows:

             (i) Buyer shall pay to Seller Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) at the Closing;


                    SECTION 3. NON ASSUMPTION OF LIABILITIES.

         The Buyer hereby assumes and agrees to pay, discharge and perform all liabilities and obligations of the Seller that arise after the Closing in connection with the operation of the Seller's Grease Business by the Buyer, including all post-Closing Seller liabilities and obligations under the contracts and agreements included in the Accounts and Assets; provided however, Buyer shall not be responsible for obligations or liabilities: (i) in the nature of any taxes, including sales or transfer taxes, arising out of the Sale of Assets; (ii) in which the event giving rise thereto occurred prior to Closing. Except as otherwise stated herein, the Buyer does not


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assume, agree to perform or discharge, or otherwise have any responsibility for any liabilities, contingent or otherwise, or contractual obligations of the Seller.


                              SECTION 4. EMPLOYEES.

         (a) At Closing, Seller shall identify by name, address and social security number three (3) employees who currently perform sales, collection, extraction and transportation services for Seller as it pertains to its grease operation who will be available for full time employment on behalf of Buyer ("Employees") as set forth in Exhibit "E". Seller agrees to terminate said Employees prior to Closing, conditioned upon Buyer's employment of them after Closing.

         (b) The Buyer shall not be responsible to the Seller or to any current or former employee of the Seller for any employee benefits due with respect to their employment while an employee of the Seller. The Buyer does not purchase, recognize, assume or otherwise acquire any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement in existence between the Seller and any employee, or any person employed to consult or perform work by or for the Seller, or otherwise.


            SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents and warrants to the Buyer as of the Closing as follows:

         (a) Title to the Assets. The Seller shall deliver at the Closing to the Buyer good and marketable title to all of the Assets free and clear of all claims, liens, encumbrances, and security interests, except for the current debt, liens, claims, encumbrances and/or security interests on the 1992 Ford truck included in the Assets, which debt will be paid by Seller in full no later than five (5) business days after Closing, and promptly thereafter, Seller agrees to provide Buyer with all documents, including a release of said lien, indicating the payment of said debt in full by Seller.

         (i) Assignability of Accounts. All Accounts are or will be at the time of Closing freely assignable by the Seller and such assignment, transfer and delivery thereof to Buyer of all or any portion of each of the Accounts, will not be or result in a breach, violation or default of any agreements relating to such Accounts and such agreements and Accounts shall remain in full force and effect as if there had been no assignment. transfer or delivery.

         (ii) Credits, Refunds, Defaults. No customer of the Accounts of Seller has any rights to any credit or refund pursuant to any agreement, understanding or practice of the Seller which, singularly and in the aggregate, would have a material adverse effect on the Seller's Grease Business, or the operation or use of the Assets. To the best of the Seller's knowledge, after due inquiry, there is no material default by any party under any of the Accounts, nor has any event


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occurred which, with notice or the passage of time, or both, would constitute a material default by any party under any of the Accounts.

         (b) Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all necessary corporate power and authority to own its properties as such properties are now owned and to conduct its business as and when its business is conducted;

         (c) Authority. The Seller has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement;

         (d) Financial Statements. The Seller has provided the Buyer with certain financial information regarding Seller as prepared by Seller's accountant concerning the Seller's operation including the Seller's Grease Business ("Financial Data"). The Financial Data is true, correct, and complete in all material respects, was maintained on a basis consistent with prior years, and presents fairly the information set forth (including without imitation gross profits of Seller) as at the date therefore and the results of operations for the period then ended;

         (e) The Seller has properly and accurately prepared and filed all federal, state, local and other tax returns and reports required to be filed by all applicable statutes, laws and regulations on or before the due dates thereof that pertain to the Assets. The Seller has paid all federal, state, local and other taxes, including all Interest, penalties and assessments, which are due and payable that pertain to the Assets, and all such taxes due and payable by the Seller have been fully discharged.

         (f) Employment Taxes. Proper and accurate amounts have been withheld by the Seller from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been filed by the Seller for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes and the amounts shown thereon to be due and payable have been paid in full;

         (g) Authorizations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance and fulfillment of its obligations and undertakings thereunder by the Seller will not (A) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, (1) any applicable law, ordinance, rule or regulation of any governmental body, (II) the articles of incorporation or bylaws of the Seller or (III) except for the loan agreement with respect to the 1992 Ford truck included in the Assets, any agreement or undertaking relating to the Seller's Grease Business to which the Seller is a party, or by which Seller may be bound, or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to it;


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(B) result in the creation of any claim, lien, charge or encumbrance upon any of the Assets; or (C) terminate or cancel or result in the termination or cancellation of any Account.

         The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance and fulfillment of the obligations and understandings hereunder, have been duly authorized by ail requisite corporate action of the Seller;

         (h) Contracts. Except for the Accounts attached to Exhibit "A", and except for the loan agreement with respect to the 1992 Ford truck included in the Assets, the Assets will not be bound or affected by any other agreements, oral or written. The Seller is not a party to any written or oral contract, agreement or commitment of any kind containing covenants by the Seller not to compete in the Grease Business;

         (i) Litigation and Pending Proceedings. There are no claims of any kind or any actions, suits, proceedings arbitrations or investigations pending or to the best of the Seller's knowledge threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting, the Seller's Grease Business or business prospects or condition (financial or otherwise) or any of the properties or Assets used in Seller's Grease Business;

         (j) No Finder. Buyer represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein.

         (k) Working Relationships. To the best of the Seller's knowledge, the Seller enjoys good working relationships under substantially all Accounts or arrangements necessary to the normal operation of Seller's Grease Business and Seller has conducted the Seller's Grease Business in substantially the same manner in which the same have traditionally been conducted during the past ten (10 weeks);

         (1) Completeness of Statements. No statement, Exhibit, annex, certificate, information, representation or warranty of the Seller contained in this Agreement or furnished by or on behalf of the Seller to the Buyer or its agents pursuant thereto or in connection with the transactions contemplated thereby contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement contained therein not misleading;

         (m) Gross Profit of Current Accounts. To the best of Seller's knowledge, the gross profit for Seller's Grease Business related to the then current Accounts for the four month period ending December 31, 1996 was Two Hundred Twenty Five Thousand Five Hundred Eighty Two Dollars ($225,582.00).

         (n) Physical Assets. To the best of Seller's knowledge, the physical assets as identified in the attached Bill of Sale are in good working order, condition and repair,


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subject to normal wear and -tear, and are suited for their present use and operated in conformity with all applicable ordinances, laws and regulations.

         (o) Environmental Matters. In conducting Seller's Grease Business. Seller has complied with all laws and regulations relating to health and safety, pollution and environmental control, including any applicable ordinance, rule or regulation with respect to any of the Assets, the failure to comply with which would, singularly or in the aggregate, have a material adverse effect on the Seller's Grease Business or the use or operation of the Assets. In conducting Seller's Grease Business, Seller has kept all records and made all filings required by applicable state and federal laws and regulations with respect to emissions into the environment (including solid, liquids, and gasses) and the proper disposal of material (including liquid, and solid waste materials). Seller has no knowledge of any material "release" as such term is defined in CERCLA by the Seller of any "Hazardous Substance," from or upon any of the Assets, and there has been no transportation, disposal or treatment by the Seller or by any person employed by the Seller of such "Hazardous Substances" as defined above, during the operation of Seller's Grease Business.

         (p) Knowledge. As used in this Agreement, "Knowledge" shall be deemed to include actual knowledge and any knowledge which a person or entity should in the exercise of reasonable care have had or acquired.

             SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         The Buyer represents and warrants to the Seller as of the Closing Date as follows:

         (a) Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

         (b) Authority. The Seller has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement;

         (c) Authorizations. The execution and delivery of this Agreement, the consummation of the transactions contemplated thereby, and the performance and fulfillment its obligations and undertakings thereunder by the Buyer will not
(A) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of (I) any applicable law, ordinance, rule or regulation of any governmental body, (II) the articles of incorporation or bylaws of the Buyer or (III) any agreement or undertaking relating to the Buyer to which the Buyer is a party, or by which Buyer may be bound. or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to it.

         (d) Buyer represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein.


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



         (e) Completeness of Statements. No statement, Exhibit, annex, certificate, information, representation or warranty of the Buyer contained in this Agreement or furnished by or on behalf of the Buyer to the Seller or its agents pursuant thereto or in connection with the transactions contemplated thereby contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement contained therein not misleading.

             SECTION 7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations, warranties and indemnities set forth in this Agreement shall survive the Closing of the purchase and sale of the Assets notwithstanding any investigation undertaken by any party and such survival shall last for a period of twelve (12) months following the Closing, during which time all claims, including third party claims, for indemnity must be delivered to the opposing party in writing, provided however, all representations, warranties and indemnities pertaining to Title to the Assets (as set forth in subsection (a) of Section 5 herein) shall not be subject to any statute of limitations. Furthermore, all representations, warranties and Indemnities under subsection (o) of Section 5 herein shall survive for a period of three (3) years following the Closing, during which time all claims, including third party claims, for indemnity must be delivered to the opposing party in writing. The rights of the Indemnitee under Sections 7 and 9 herein are independent of and in addition to such rights and remedies as the Indemnitee may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of any Indemnitor including without limitation the right to seek specific performance, rescission or restitution. none of which rights or remedies shall be affected or diminished hereby.

                        SECTION 8. ADDITIONAL AGREEMENTS.

         (a) Upon Buyer's written notice to Seller, ("Audit Request") Seller shall authorize and provide Buyer, and anyone directed by same the night to inspect, with respect to Seller's Grease Business and any other businesses operated by Seller at the time of the Closing Date (collectively "Seller's Business"), and review, and copy, Seller's books, financial data, including but not limited to, financial statements and other records as required for an audit of Seller's Business by a certified public accounting firm for the period beginning the date of the Audit Request and through the past three years from the date of such Audit Request, which will be provided and made available by Seller. Seller and Buyer acknowledge Buyer may provide more than one Audit Request to Seller. Upon Seller's receipt of any Audit Request, Seller and Buyer agree to execute and deliver a Confidentiality Agreement acceptable to the parties.

         (b) Seller acknowledges and agrees to provide Buyer a credit for the total cost of one hundred (100) tractor trailer hauls of grease and grease waste other than any disposal fee (which will be paid by Buyer) from Seller's principal place of business currently located at 2470 Weaver Way, Doraville, Georgia to a disposal site acceptable to Buyer located in or around Pell City,


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Alabama, and to conduct said hauls within a commercially reasonable manner as requested by Buyer to do so.

         (c) Seller agrees to authorize two (2) employees of Seller, Carole Bingham and John Dawson, (collectively "Independent Contractors") to assist and cooperate with Buyer by providing services pertaining to billing, invoicing and routing to Buyer for a period of six (6) months from the Closing Date, and Buyer agrees to pay to Seller Four Hundred Dollars ($400.00) per week for said services unless and until the parties agree otherwise. Seller shall use its best efforts to ensure said Independent Contractors will perform said services in a commercially reasonable manner. Said Independent Contractors shall be deemed independent contractors and not employees, of Buyer.

                           SECTION 9. INDEMNIFICATION.

         (a) Seller hereby agrees to indemnify, defend, save and hold harmless Buyer and Buyer's officers, directors, shareholders, employees "and agents (collectively, the "Buyer Parties") from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever, including, without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action or proceeding (collectively, a "Loss"), incurred or sustained by the Buyer Parties, or any of them, which shall arise out of result from or relate to (I) any breach of or failure to perform any representation, warranty or covenant of Seller contained in this Agreement; and (II) any and all liabilities and obligations in any manner related to the operation of Seller's Grease Business prior to the Closing; (III) any and all claims and liabilities arising out of all service provided by the Independent Contractors and for all claims and liabilities which any person or entity may suffer or become liable for arising out of any accidents, damage or injuries. either to person or property of Buyer, or to any other parties in any manner covered by or arising out of the gross negligence of the Independent Contractor. Buyer hereby agrees to indemnify, defend, save and hold harmless Seller and Seller's officers, directors, shareholders, employees and agents (collectively, the "Seller Parties") from and against any and all Loss incurred or sustained by the Seller Parties, or any of them, which shall arise out of, result from, or relate to (I) any breach of or failure to perform any representation, warranty or covenant of Buyer contained in this Agreement; and (II) any and all liabilities and obligations in any manner related to the operation of Seller's Grease Business after the Closing, except as stated herein.

         (b) Should any claim or action by a third party arise after the Closing, Date for which the party who is obligated to indemnify (the "Indemnitor") is liable, under the terms of this Agreement, the party entitled to indemnification (the "Indemnitee") shall notify the Indemnitor within a reasonable time after such claim or action arises and is known to Indemnitee, and shall give the Indemnitor a reasonable opportunity:

         (i) to take part in any examination of the book and records of the Indemnitee;

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         (ii)     to conduct any proceeding or negotiations in connection
                  therewith and necessary or appropriate to defend the Indemnitee,

         (iii) to take all other required steps or proceedings to settle or defend any such claim or action; and

         (iv) to employ Counsel to contest any such claim or action in the name of the Indemnitee or otherwise.

         (c) The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action it shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at its own expense and shall, in any event, have the right to control the defense of the claim or action.

         (d) If the Indemnitor shall refuse to assume the defense of, or if after so assuming it shall fall to defend, any such claim or action, the indemnitee may defend, against any such claim or action in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as they may deem appropriate, and the Indemnitor shall promptly reimburse the Indemnitee for the amount of all reasonable expenses, legal and otherwise incurred by the Indemnitee in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, the Indemnitor shall satisfy any judgment rendered with respect to such claim or in such action, before Indemnitee is required to do so, and pay all reasonable expenses, legal or otherwise, incurred by the Indemnitee in the defense against such claims or litigation. Notwithstanding the above, no settlement of any such claim or litigation involving liability of the Indemnitor hereunder shall be made without the prior written consent of the Indemnitor. which consent shall not be unreasonably, withheld.

         (e) If a judgment is rendered against the Indemnitee, or any lien attaches to any of the assets of the Indemnitee, in any action covered by the indemnification hereunder, Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the Indemnitor's expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a judgment is rendered in any such action, the Indemnitor shall pay such judgment or discharge such lien before the Indemnitee is compelled to do so.

         (f) The Indemnitor agrees that the failure of the Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of the Indemnitee, provided however, Indemnitee is required to give Indemnitor reasonable notice of any lawsuit which is served on Indemnitee and for which Indemnitor is liable under this Agreement.

         (g) The maximum amount of Loss for which the Seller shall be liable under this Section 9 shall be the Purchase Price. No claim shall be made under this Section 9 by an


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Indemnitee unless and until the Loss for which indemnification is sought exceeds
Ten Thousand Dollars ($10,000.00).


                            SECTION 10. COOPERATION.

         The Seller shall use its best, diligent, good faith efforts to facilitate negotiations and communications by the Buyer with any persons reasonably necessary to ensure a smooth transition of ownership of the Assets. The Seller shall, upon the request of Buyer, execute any documents necessary for the contemplated transactions set forth herein, including but not limited to Seller's transfer of all permits identified in Exhibit D, attached, (to the extent transferable) and prepare correspondence which reflect Seller's best, diligent and good faith efforts to facilitate negotiations and communication by the Buyer with any persons reasonably necessary to ensure said transition of ownership of Assets.

                            SECTION II. THE CLOSING.

         (a) Time and Place of the Closing. The closing of the transactions contemplated by this Agreement (the "Closing,") shall occur as of the close of business on March 20, 1997 or such later date as the parties mutually agree (the "Closing, Date") and shall take place at such place as the Buyer and the Seller shall agree.

         (b) Deliveries by the Seller . At the Closing, the Seller shall deliver to the Buyer:

                  (i)   an executed Bill of Sale in the form attached hereto,

                  (ii) a complete, accurate, and legible written list of Seller's Assets satisfactory to Buyer;

                  (iii) a complete, accurate and updated written list (and in disk form, if available) consisting of the Accounts set forth in Exhibit "A" satisfactory to the Buyer,

                  (iv) copies of all files, purchase orders, records relating to providing the grease collection, extraction and transportation services as set forth in Exhibit "C", and

                  (v) all keys, if applicable, to the Assets identified in the attached Bill of Sale and such other documents deemed necessary or appropriate to vest title of said Assets in Buyer;

                  (vi) an aged trial balance for unpaid accounts with respect to the Accounts transferred hereunder.

                  (vii) duly approved and adopted resolution by the Board of Directors of Seller authorizing said sale and execution of all necessary documents;


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         (c) Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

                  (i) duly approved and adopted resolution by the Board of Directors of Buyer authorizing it to execute, deliver and perform its obligations under this Agreement and authorizing it to effect the transactions contemplated hereunder;

                  (ii) a check made payable to Seller in the amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00).


                           SECTION 12. MISCELLANEOUS.

         12.1 Invalid Provisions.

         The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provisions were omitted.

         12.2 Binding Effect.

         This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their Successors and permitted assigns. As used in this Agreement, the term "Successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or businesses of the Seller or Buyer.

         12.3 Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12.4 Construction. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia. Titles of the sections and subsections herein have been inserted as a matter of convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions herein.

         12.5 Notices and Other Communications.

         Any notice or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given and received when delivered by hand or three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the person to whom such notice or other communication is intended to be given, at such address as such person has set forth herein, or, if such person has subsequently furnished another address in writing to the Company pursuant to the provisions hereof, at such new address.



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



         12.6 Modification and Waiver. This Agreement may be amended or modified only in an instrument in writing executed by the parties sought to be bound. No waiver by any party with respect to any breach or default or of any right or remedy shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy. No failure, forbearance or delay by any party in exercising any night or remedy available hereunder, or otherwise available under law, shall constitute a waiver or modification of any such right or remedy of or any obligation of the other party to perform strictly in accordance with the terms hereof

         12.7 Entire Agreement.

         This Agreement is the sole and exclusive agreement among the parties with respect to the subject matter hereof

         12.8 Time is of Essence.

         Time is of the essence of this Agreement.

                                    Buyer:

                                    BONE-DRY ENTERPRISES, INC.



                                    By:  /s/ Joyce Bone
                                       ----------------------------------------
                                                Joyce Bone, President

                                    Seller

                                    ANDREWS ENVIRONMENTAL
                                    SERVICES, INC.


                                    By:  /s/ William R. Andrews
                                       ----------------------------------------
                                             William R. Andrews, President





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



                                   EXHIBIT "A"


SEE ATTACHED.

                                   EXHIBIT "B"


NUTPLUS ROUTE FILE PROGRAM INTERNALLY CREATED BY SELLER. TELEPHONE NUMBER (770) 449-8844.

                                   EXHIBIT "C"

PROVIDED.

                                  EXHIBIT "D"

LIQUID WASTE HAULER PUMPER PERMITS TO THE EXTENT TRANSFERABLE ISSUED BY GWINNETT, FULTON AND COBB COUNTIES TO SELLER FOR SELLER'S GREASE BUSINESS

PERMIT NUMBERS OF SAID PERMITS ARE PRINTED ON THE TRUCKS.

                                   EXHIBIT "E"


CURTIS R. DIXON, SR.                                 PHONE: 77-322-1461
4908 BROOKSTONE PLACE
ELLENWOOD, GA 30049                                  SSN: ###-##-####

CHARLIE WATKINS, JR.                                 PHONE: 770-922-4358
2181 LAKE ROCKAWAY ROAD
CONYERS, GA 30207                                    SSN: ###-##-####

LAMARIAN V. JOLLEY                                   PHONE: 770-948-6670
938 ELLISON COURT
AUSTELL, GA 30001                                    SSN: ###-##-####